EXHIBIT 4.1

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the “Warrant Agreement”) is dated February 21, 2023, among Ur-Energy Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”) and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company acting as warrant agent (“Trust Company” and collectively with Computershare, the “Warrant Agent”).

RECITALS

A. The Company proposes to issue 39,100,000 warrants (CUSIP Number 91688R132) (the “Warrants”) with each Warrant entitling the Holder (as defined below) to acquire one-half of a common share, no par value per share (“Common Shares”), of the Company (collectively, the “Warrant Shares”) at an exercise price of $0.75 per half share (or, $1.50 per full share) (the “Exercise Price”) for a total of 19,550,000 Warrant Shares;

B. Warrant Agent is willing to serve as the warrant agent in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants (the “Holders,” which term, if the Warrants are held in “street name,” shall include a Participant (as defined below) or a designee appointed by such Participant), the parties hereby agree as follows:

1. Definitions. For the purposes of this Warrant Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Commission” means the United States Securities and Exchange Commission and any successor entity thereto.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security immediately prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices of any market makers for such security as reported on OTC Pink (also known as the “pink sheets”) by the OTC Markets, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value of such security on such date. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Original Issue Date” means February 21, 2023.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Principal Trading Market” means the trading market on which the Common Shares are primarily listed on and quoted for trading, and which, as of the Original Issue Date shall be the NYSE American.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-261309), as amended and supplemented from time to time, relating to the Warrant Shares, among other securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

2. Form of Warrant & Warrant Register.

(a) The Warrants shall be registered securities and shall be initially evidenced by a global Warrant certificate (“Global Certificate”) in the form of Exhibit A to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, registration in the name of Cede & Co., a nominee of DTC, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver to each Holder (as defined below) separate certificates evidencing Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”). The Warrants represented by the Global Certificate are referred to as “Global Warrants”.

(b) The Warrant Agent shall maintain books (the “Warrant Register”) to register the Warrants, in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which the Warrant is permissibly assigned hereunder) from time to time.

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(c) Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificate and deliver the Warrants in the DTC settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. The Company and the Warrant Agent may deem and treat the registered Holder of the Warrant as shown in the Warrant Register as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”).

(d) The Warrant Certificates shall be executed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or the Secretary of the Company (each an “Appropriate Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. Upon written order of the Company, the Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, either manually or by facsimile signature, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Appropriate Officer of the Company that signed any of the Warrant Certificates ceases to be an Appropriate Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Appropriate Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Appropriate Officer.

3. Registration of Transfers. The registration of the transfer and exchange of Warrants or beneficial interests therein shall be effected through the Depository in accordance with this Warrant Agreement and the procedures and requirements of the Depository. The Warrant Agent shall register the transfer of all or any portion of the outstanding Warrants in the Warrant Register, upon surrender of the Warrant, and payment of all applicable transfer taxes, reasonably promptly following its receipt of a written request from the record Holder; provided, however, that except as otherwise provided herein or in any Global Warrant Certificate, a Global Warrant Certificate may only be transferred in whole, and not in part, and only by (i) the Depository to a nominee of the Depository, (ii) a nominee of the Depository to the Depository or another nominee of the Depository, or (iii) the Depository or any such nominee to a successor Depository or its nominee. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall, upon the written request of the Company, countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants. Upon any such registration of transfer, a new warrant to purchase Common Shares (any such new warrant, a “New Warrant”) evidencing the portion of the Warrants so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of the Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder had in respect of the Warrant. Until due presentment for registration of transfer, the Company and the Warrant Agent may treat the registered Holder hereof as the owner and holder of the Warrant for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

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4. Exercise and Duration of Warrants.

(a) The Warrants shall be exercisable by the registered Holder in any manner permitted by this Warrant Agreement at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on February 21, 2026 (the “Expiration Date”). At 5:30 P.M., New York City time, on the Expiration Date, any Warrants not exercised prior thereto shall be void and of no value and such Warrants shall terminate and no longer be outstanding.

(b) A Holder may exercise the Warrant on any Business Day by either (i) exercise by a Participant pursuant to the procedures of the Depository or (ii) delivering to the Warrant Agent prior to 5:30 P.M., New York City time, at the Warrant Agent’s office designated for such purposes an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and the date of such delivery to the Warrant Agent (as determined in accordance with the notice provisions hereof) is an “Exercise Date” (provided that if an Exercise Notice is received by the Warrant Agent after 5:30 P.M., New York City time, the Exercise Date will be the Business Day next following). Prior to 5:30 P.M., New York City time within one (1) Trading Day following the Exercise Date, the Holder shall deliver to the Warrant Agent, payment of the Exercise Price for the number of Warrant Shares as to which the Warrant is being exercised (which may take the form of by wire transfer of immediately available funds or a “net share exercise” if permitted pursuant to Section 10 below and so indicated in the Exercise Notice and provided that if the Exercise Price is received by the Warrant Agent after 5:30 P.M., New York City time, the Exercise Price will be deemed received on the following Business Day). Any Holder shall effect compliance with the requirements set forth in the first two sentences of this Section 4(b) through the relevant members of the Depository in accordance with the procedures of the Depository. If the Warrant is received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of a Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice or exercise of the Warrant by a Participant by a Participant pursuant to the procedures of the Depository shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant to the Holder evidencing its right to purchase the remaining number of Warrant Shares. For the avoidance of doubt, the Company may not substitute, and the Holder may not request, a cash payment in satisfaction of the Company’s obligation to issue and deliver Warrant Shares pursuant to an Exercise Notice, other than as specified in Sections 9(c) or 12 of this Warrant Agreement.

(c) Cost Basis Information.

(i) In the event of a cash exercise of Warrants, the Company hereby instructs Warrant Agent to record cost basis for newly issued Common Shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(ii) In the event of a Cashless Exercise, the Company shall provide cost basis for the Common Shares issued pursuant to a cashless exercise at the time the Company provides the number of Common Shares to be issued pursuant to a Cashless Exercise using the formula set forth in Section 10.

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5. Delivery of Warrant Shares.

(a) Upon exercise of the Warrant, the Warrant Agent shall promptly (but in no event later than the latest of (i) two (2) Trading Days after the Exercise Date, (ii) one (1) Trading Day after receipt of the aggregate Exercise Price (such later date, the “Warrant Share Delivery Date”), and (iii) solely if the exercise is a Cashless Exercise, as promptly as practicable after the Exercise Date and receipt of advice from the Company as to the number of Common Shares to be issued pursuant to Section 10 (upon the request of the Holder if the Company is a participant in the Fast Automated Securities Transfer Program (the “FAST Program”) and provided either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) the Warrant is being exercised via cashless exercise), advise the Company and the Company’s transfer agent and registrar to issue (x) such aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal at Custodian (DWAC) system, or (y) if the provisions of clause (A) and (B) above are not satisfied, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares for purposes of Regulation SHO as of the earlier of the time of delivery of the Exercise Notice and delivery by a Holder of irrevocable instructions to a Participant to exercise Warrants into such Warrant Shares, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within one (1) Trading Day following delivery of the applicable Exercise Notice. While the Warrant are outstanding and exercisable, the Warrant Agent shall notify the Company if its ceases to be a participant in the FAST Program.

(b) Except as otherwise required by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11(a) below) shall not be subject to any setoff, counterclaim or recoupment of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person. In addition to any other rights available to the Holder, if the Company fails to cause the Warrant Agent and Company’s transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 5(a) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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6. Charges, Taxes and Expenses. Issuance and delivery of Common Shares upon exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax, Warrant Agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrant. The Company shall pay all Warrant Agent fees and, as applicable, Warrant Agent fees required for same-day processing of any Exercise Notice and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Warrant Agent shall not have any duty or obligation to take any action under any Section of this Warrant Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

7. Replacement of Warrant Certificate. If any Warrant Certificate is issued and is subsequently mutilated, lost, stolen or destroyed, the Warrant Agent shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for the Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company and Warrant Agent of such loss, theft or destruction (in such case) and, in each case, an open penalty surety bond satisfactory to it and holding the Warrant Agent and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. If a New Warrant is requested as a result of a mutilation of a Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times while the Warrants are outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of the Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

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9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment from time to time by the Company as set forth in this Section 9. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such adjustments and any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Warrant Agreement to determine whether an adjustment has occurred or to calculate any of the adjustments set forth herein.

(a) Stock Dividends and Splits. If the Company, at any time while the Warrants are outstanding, (i) pays a stock dividend on its Common Shares or otherwise makes a distribution on any class of capital stock that is payable in Common Shares, (ii) subdivides its outstanding Common Shares into a larger number of Common Shares, (iii) combines its outstanding Common Shares into a smaller number of Common Shares or (iv) issues by reclassification of shares of capital stock any additional Common Shares of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately before such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution; provided,however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while the Warrants are outstanding, distributes to all holders of Common Shares for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Shares covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

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(c) Fundamental Transactions. If, at any time while the Warrants are outstanding (i) the Company effects any merger, amalgamation or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the shareholders of the Company immediately prior to such merger, amalgamation or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger, amalgamation or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer, take-over bid or exchange offer (whether by the Company or another Person), holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company or (v) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under the Warrant.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of the Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made by the Company to the nearest cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of the Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Warrant Agent.

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(g) Notice of Corporate Events. If, while the Warrants are outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Shares, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any material definitive agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Shares in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while the Warrant are outstanding, if the Company enters into any material definitive agreement contemplating or solicits shareholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least fifteen (15) days prior to the date such Fundamental Transaction is consummated. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

10. Limited Cashless Exercise. If the Registration Statement (or any subsequent registration statement applicable to the Warrant Shares) permitting the registered issuance of the Warrant Shares is not then effective or the prospectus forming a part thereof is not then available, then the Holder shall be entitled to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:

“X”	equals the number of Warrant Shares to be issued to the Holder;

“Y”	equals the total number of Warrant Shares with respect to which the Warrant is then being exercised;

“A”	equals the average of the Closing Sale Prices of the Common Shares for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B”	equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

The Company shall calculate and transmit to the Warrant Agent the number of Common Shares to be issued pursuant to a Cashless Exercise using the formula set forth in this Section 10. The Warrant Agent shall have no obligation to confirm or verify, and shall be fully protected in relying upon, such calculation.

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11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of the Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of Common Shares then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of then issued and outstanding Common Shares (including for such purpose the Common Shares issuable upon such exercise) (the "Beneficial Ownership Limitation"), it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the Beneficial Ownership Limitation contained in this Section 11(a) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by such Holder and its Affiliates) and of which a portion of the Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether the Warrant is exercisable (in relation to other securities owned by such Holder and its Affiliates) and of which portion of the Warrant is exercisable, in each case, subject to such aggregate percentage limitation, and neither the Company nor the Warrant Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination under this Section 11(a) as to any group status shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11(a), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company that contains such number of shares or (z) any other notice by the Company setting forth the number of Common Shares outstanding. Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm orally and in writing to such Holder the number of Common Shares outstanding as of the most recent practicable date. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 11(a), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of the Warrant held by the Holder and the provisions of this Section 11(a) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. Notwithstanding anything to the contrary herein, if the total number of Common Shares beneficially owned on the Original Issue Date by any Holder and its Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act exceeds 4.99% of the total number of issued and outstanding Common Shares on the Original Issue Date (excluding Common Shares acquired on the Original Issue Date), the Beneficial Ownership Limitation shall automatically be increased to 9.99% for such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11(a) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrant.

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12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of the Warrants. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover cash payments in lieu of fractional shares. Computershare shall have no obligation to make cash payments in lieu of fractional shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile or e-mail (unless the sender receives an automated message indicating that such e-mail has been rejected by the recipient's server) at the facsimile number or e-mail address specified in the books and records of the Warrant Agent prior to 5:30 P.M., New York City time, on a Trading Day, provided that e-mail notice shall not be effective with respect to the Warrant Agent unless receipt has been confirmed (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail (unless the sender receives an automated message indicating that such e-mail has been rejected by the recipient's server) at the facsimile number or e-mail address specified in the books and records of the Warrant Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

Any notice pursuant to this Warrant Agreement to be given by the Warrant Agent or by any Holder to the Company shall be delivered to:

Ur-Energy Inc.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

Attn: General Counsel

Facsimile: (720) 981-5643

Email: LegalDept@Ur-Energy.com

Any notice pursuant to this Warrant Agreement to be given by the Company or by any Holder to the Warrant Agent shall be delivered to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attn: Client Services

Facsimile: (781) 575-2916

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14. Reserved.

15. Miscellaneous.

(a) No Rights as a Shareholder. The Holder, solely in such Person’s capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of a Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of the Warrants. In addition, nothing contained in the Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares

(i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in the Warrants against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which the Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in the Warrants and compliance with applicable securities laws, the Warrants may be assigned by the Holder. The Warrants may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. The Warrants shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in the Warrants shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under the Warrants.

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(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding; provided, however that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or duties or obligations or liabilities of the Warrant Agent. As a condition precedent to the Warrant Agent’s execution of any amendment or supplement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment or supplement is in compliance with the terms of this Section 15(d).No amendment to this Warrant Agreement shall be effective unless duly executed by the Warrant Agent.

(e) Acceptance. Receipt of the Warrants by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of the Warrants and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant Agreement shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant Agreement. If any excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

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(i) Entire Agreement. This Warrant Agreement and the Fee Schedule constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(j) Counterparts; Electronic Signatures. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Warrant Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

(k) Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

16. Warrant Agent

(a) The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and subject to the conditions hereinafter set forth in this Warrant Agreement (and no implied terms or conditions); and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

(b) The Warrant Agent shall not by any act hereunder be deemed to make any representation as to validity or authorization of the Warrants (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.

(c) The Warrant Agent shall not have any duty to calculate or determine any required adjustments with respect to the Exercise Price and/or the number of Warrant Shares or the kind and amount of securities or other property receivable by Holders upon the exercise of Warrants, nor to determine the accuracy or correctness of any such calculation. All calculations for any Cashless Exercises will be determined by the Company.

(d) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for any failure by the Company to comply with any of its obligations contained in this Warrant Agreement or in the Warrants, (iii) be liable for any action taken, suffered or omitted to be taken by it in connection with this Warrant Agreement except for its own gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (iv) have any responsibility to determine whether a transfer of the Warrants complies with applicable securities laws.

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(e) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer and to apply to any Appropriate Officer for written instructions (which will then be promptly given) and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the instructions of any such Appropriate Officer, except for its own gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

(f) The Warrant Agent may exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney, agents or employees or for any loss to the Company or other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(g) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Warrant Agreement, if the Company is not a named party in such claim, action, suit or proceeding.

(h) The Company will take such action as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Warrant Agreement.

(i) The Company shall provide an opinion of counsel prior to the issuance of the Warrants to set up a reserve of Warrants and related Common Shares. The opinion shall state that all Warrants or Common Shares, as applicable, are: (i) registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants or Common Shares; and (ii) validly issued, fully paid and non-assessable.

(j) The Warrant Agent may consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in in the absence of bad faith in accordance with the opinion or advice of such counsel.

(k) The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent hereunder in accordance with the schedule mutually agreed upon by the parties as of the date hereof (the “Fee Schedule”) and reimburse the Warrant Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder.

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(l) The Company covenants and agrees to indemnify the Warrant Agent and hold it harmless against any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, costs, or expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto, except as a result of the Warrant Agent’s gross negligence or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(m) All funds received by Computershare under this Warrant Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(n) The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(o) The Warrant Agent, and any shareholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(p) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction)) after giving thirty (30) days’ written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of the Warrant at such Holder’s last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company fails to do so within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent (at the Company’s expense) or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 16(p), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

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(q) Any Person into which the Warrant Agent or any new warrant agent may be merged or converted or any Person resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any Person to which the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Warrant Agreement without any further act, provided that such Person (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 16(n) or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder in accordance with Section 16(n).

(r) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(s) No party to this Warrant Agreement shall be liable to any other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(t) Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, civil unrest, epidemic or pandemic.

(u) The provisions of this Section 16 shall survive the termination of this Warrant Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

[The remainder of this page has been left intentionally blank.]

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IN WITNESS WHEREOF, the undersigned has caused this Warrant Agreement to be duly executed by its authorized officer as of the date first indicated above.

Ur-Energy Inc.

By:	/s/ John Cash
Name:	John Cash
Title:	Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC., collectively as Warrant Agent

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

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 Exhibit A

FORM OF GLOBAL WARRANT

Ur-Energy Inc.

No. [___________]	CUSIP No. 91688R132

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UR-ENERGY INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

19

UR-ENERGY INC.

February 21, 2023

NUMBER OF WARRANTS: Initially 39,100,000 Warrants, subject to adjustment as described in the Warrant Agreement dated as of February 21, 2023 between Ur-Energy Inc. and Computershare Inc. (“Computershare”), a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, with Computershare, as the Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one-half of a Common Share.

EXERCISE PRICE: Initially, $0.75 per Warrant (or, $1.50 per whole share), subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Cash unless Cashless Exercise is permitted under the circumstances described in Section 10 of the Warrant Agreement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Holder shall be entitled to receive, at the Holder’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one-half of a Common Share per Warrant exercised, together with cash in lieu of any fractional Warrants, or (b) if permitted pursuant to Section 10 of the Warrant Agreement, without any payment therefor, a number of Common Shares as determined pursuant to the Cashless Exercise, together with cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:30 p.m., New York City time, on the Expiration Date, each Holder shall be entitled to exercise all Warrants then represented hereby and outstanding.

PROCEDURE FOR EXERCISE: Warrants may be exercised by delivering to the Warrant Agent at the principal office of the Warrant Agent (or successor warrant agent), the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed or by a Participant pursuant to the procedures of the Depository.

EXPIRATION DATE: February 21, 2026.

This Global Warrant Certificate certifies that:

Cede & Co., or its registered assigns, is the Global Warrant Holder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the number of Common Shares issuable in connection with a Cashless Exercise (if applicable) for each Warrant, and (b) the Company shall, or shall cause its transfer agent to, deliver to the exercising Holder, on the applicable Warrant Share Delivery Date, for each Warrant exercised, a number of Common Shares equal to one-half of a Common Share for each Warrant exercised or, if Cashless Exercise is available, the number of Common Shares determined by the Company in connection with such Cashless Exercise.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, subject to Section 15(a) of the Warrant Agreement, Warrants will not entitle the Global Warrant Holder to any of the rights of the holders of Common Shares.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Global Warrant Certificate, the Warrant Agreement shall govern.

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IN WITNESS WHEREOF, Ur-Energy Inc. has caused this instrument to be duly executed.

Dated: February 21, 2023

UR-ENERGY INC.

By:
Name:	John Cash
Title	Chief Executive Officer

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

Computershare Inc. and Computershare Trust Company, N.A., collectively, as Warrant Agent

By:___________________________

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[FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE]

Ur-Energy Inc.

The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of February 21, 2023 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, with Computershare, as the “Warrant Agent”, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Global Warrant Holder consents by acceptance of this Global Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

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Schedule 1

FORM OF EXERCISE NOTICE

To:	Ur-Energy Inc.

Ladies and Gentlemen:

(1)

The undersigned is the Holder of Warrant No. ____ (the “Warrant”) issued by Ur-Energy Inc., a corporation continued under the Canadian Business Corporations Act (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase ______ Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one or both):

☐ a “cash exercise” with respect to ________ Warrant Shares; and/or

☐ a “Cashless Exercise” pursuant to and subject to the conditions set forth in Section 10 of the Warrant with respect to Warrant Shares.

(4)

In the event that the Holder has elected a “cash exercise” with respect to some or all of the Warrant Shares, the Holder shall pay the Exercise Price in the sum of US$_________ to the Company in accordance with the terms of the Warrant.

(5)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐ A certificate of certificates representing the Holder’s Warrant Shares in the name of the undersigned or in the following name: ____________________________

☐ The Holder’s Warrant Shares in electronic form to the following account:

Name and Contact for Broker:

Broker no:

Account no:

Account holder:

(6)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of Common Shares (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant Agreement to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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